SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 26, 2010

NOVA ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27693	98-0211769
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification #)

2520 South Third Street #206

Louisville, KY 40208

Address of Principal Executive Offices)

502-636-2807

(Registrant's telephone number, including area code)

 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 26, 2010, Nova Energy, Inc. (the “Company”) entered into an Asset Purchase Agreement with NRH, LLC and Norris Harris (the “Purchase Agreement”) pursuant to which the Company purchased all of the oil drilling equipment listed on Schedule A of the Purchase Agreement. The purchase price for said equipment is a total of $700,000 which was paid for in the form of a promissory note issued by the Company to NRH, LLC in the aggregate principal amount of $700,000 (the “Note”). The Note is due on April 26, 2013 and interest on the outstanding principal balance of the Note is 5% per annum and interest is due payable in full by April 26, 2013. The principal amount of the Note shall be subject to adjustment and shall be equal to 50% of the valuation of the Assets as determined by an appraiser mutually selected by the parties hereto.

Copies of the Asset Purchase Agreement, Assignment and Bill of Sale and Note are filed as exhibits to this Current Report on Form 8-K. The summary of these agreements set forth above is qualified by reference to such exhibits.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

See Item 1.01 above, which is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above, which is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Exhibits

4.1	-	Form of Note
10.1	-	Form of Asset Purchase Agreement
10.2	-	Form of Assignment and Bill of Sale

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2010	NOVA ENERGY, INC.
(Registrant)
	By:	/s/ James D. Tilton
James D. Tilton
Chief Operating Officer

EXHIBIT INDEX

4.1	-	Form of Note
10.1	-	Form of Asset Purchase Agreement
10.2	-	Form of Assignment and Bill of Sale